UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 8, 2004

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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STEREO VISION ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                      95-4786792

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

15452 Cabrieto Road, Suite 204, Van Nuys, California 91406

(Address of principal executive offices)

(310) 205-7998

(Issuer's telephone number, including area code)

Item 5.    Other Events.

On January 8, 2004, WOW Events, LLC, a limited liability company with a 50% interest held by Stereo Vision Entertainment, Inc. (the "Company"), entered into an agreement with GRB Entertainment whereby WOW Events, LLC granted exclusive domestic and international distribution rights of "WOW - Women of Wrestling" to GRB Entertainment.  GRB Entertainment is the world's largest independent television distribution company.  Under the terms of the agreement, WOW Events, LLC shall receive 75%  of all distribution fees (of which the Company shall be entitled to 37.5%) and GRB Entertainment shall receive 25%.  A copy of this "Option and Purchase Agreement" has been included with this Form 8-K as Exhibit 10.4.

Item 7.   Financial Statements and Exhibits.

    Exhibit  10.4 - GRB Entertainment Option and Purchase Agreement Term Sheet, dated January 6, 2004

Dated:  February 9, 2004

STEREO VISION ENTERTAINMENT, INC.

/s/ Jack Honour

     Jack Honour,

     President

Exhibit 10.4

GRB ENTERTAINMENT (“GRB”)

OPTION AND PURCHASE AGREEMENT

TERM SHEET

The term sheet herein is subject to network approval.

Project(s)	The television rights to “WOW - Women Of Wrestling,” an entertainment wrestling franchise (“Project”).
Owners

WOW Events, LLC (“Owner”) and David McLane, Doug Schwartz, Mary Aloe and Jeanie Buss (“Producers”) (collectively Owner and Producers shall be referred to as, “WOW”). WOW to be financially responsible for compensation owed other than as provided by this term sheet to any third parties previously attached to the Project.

Term

6-month free initial option period. If Project is set up with a third party within that time, GRB’s option would extend for the duration of negotiations and/or deal with that third party. If the Project is not set up during the above period, all rights would revert free and clear to Owner.

Services

In exchange for the valuable consideration provided to both parties herein, each shall provide on behalf of the Project the following services:

GRB: GRB shall provide nonexclusive, hands-on development services in conjunction with WOW necessary to professionally present the project to domestic cable and broadcast networks. GRB shall provide good faith efforts to utilize its agents and other executives in furtherance of a domestic network sale pursuant to this agreement. Upon a network order GRB shall endeavor to negotiate the retention of copyright ownership of the Project, subject to the approvals required herein. Should a deficit remain between the network license fee and the budget, GRB shall use good faith efforts to obtain deficit financing against the foreign licensing expectations in the Project. Additionally, GRB shall exist as the sole production services entity for such a network order, subject to customary and network-approved budgetary line items.

WOW: WOW shall provide nonexclusive, hands-on development services customary within the television industry of executive producers, including availability to attend network pitch meetings. Upon a network order, WOW shall provide production services customary within the television industry of executive producers. Should a deficit remain between the network license fee and the budget, Owner shall use good faith efforts to obtain deficit financing for consideration to be mutually determined between the parties at the time of financing.

Series Fees	WOW to receive an EP fee of five percent (5%) of the per-episodic initial approved domestic network budget for each episode (or pilot).
Royalty

WOW to receive two and one-half percent (2.5%) of the initial, approved, episodic domestic network budget for each episode actually produced, payable pursuant to a schedule consistent with the payment of the Series Fees.

Lock	Should the Project be set up during the Term, both parties shall be attached for the life of the Project.
Contingent Compensation

     A)   IF GRB OWNS: WOW to receive 25% MAGR, subject to GFN, but in any event such definition shall include the following to be taken off the top: 25% flat distribution fees on all forms of distribution, except there will be no fee against the initial US network sale; actual and auditable distribution costs; third party commissions and/or participations; actual OH not otherwise provided for within the Network license fee (no int. on OH); Interest (if any) at prime + 1% (no OH on int.). Should Owner offer to provide deficitfinancing as part of its services as described herein, Owner and GRB shall negotiate in good faith to an increase (if any) to the above 25% contingent compensation in consideration for such deficit financing; notwithstanding, in no event shall either the amount of Owner’s deficit financing be in excess of the domestic license fee or Owner’s total contingent compensation be in excess of 50% MAGR.

     B)    IF NETWORK OWNS: WOW to receive the percentage otherwise provided in A) above of contingent compensation actually received by GRB.

     C)    EXCLUSIONS:

               a.    Merchandising: Owner to retain Merchandising, including without limitation live event ticket sales, talent personal appearances, direct mail, Apparel, Video Games/Software, Games/Toys, Print/Stationary, Novelties/Gifts, Stickers/Tatoos, Food/Beverages and Housewares, DVD/home video or Internet sales, subject to GRB receiving 7.5% of 100% of Adjusted Gross Merchandise Revenues derived from third parties for sales of Merchandising after an initial recoupment by Owner of 15% of such revenue “off the top.”

               b.    Pay-Per-View Television: Owner to retain pay-per-view television rights, subject to GRB receiving a) for the first pay-per-view event, 10% of 100% of all revenues received, less actual and auditable production expenses incurred by Owner with an additional 15% of 100% deferred, payable off-the-top out of revenues received from pay-per-view event 3 and beyond (if necessary); b) for the second pay-per-view event, 15% of 100% of all revenues received, less actual and auditable production expenses incurred by Owner with an additional 10% of 100% deferred, payable off-the-top out of revenues received from pay-per-view event 3 and beyond (if necessary); c) for pay-per-view events three and beyond, 25% of 100% of all revenues received, less actual and auditable production expenses incurred by Owner. Notwithstanding the above, expenses for such pay-per-view events shall not be cross collateralized for the purposes of calculating GRB’s contingent compensation pursuant to this paragraph.

Other than C) a. and C) b. above, all other forms of distribution shall be retained by GRB pursuant to A) above.

The parties recognize that should the Project require deficit financing (i.e. the network license fee amounts to less than 100% of the network approved budget) and Owner should offer to provide such deficit financing, Owner shall be entitled to an increase in the above MAGR percentage subject to good faith negotiation and commensurate to the actual financing provided. Notwithstanding the above, any party that may provide such deficit financing shall recoup such amount prior to any disbursement of profit participations.

Credits

WOW to receive the following credits:

          A)    Created by Credit: David McLane to receive a “Created by” credit, the placement of which is subject to discretion of GRB, but which shall appear in the same location as any other like credit;

          B)     Executive Producer Credit: Producers to each receive an Executive Producer Credit on a shared card the placement of which is subject to discretion of GRB, but which shall appear in the same location as any other like credit;

          C)     Corporate Credit: Stereovision Entertainment, Inc. and David McLane Enterprises, Inc. to receive a company credit on a shared card substantially in the form “Produced In Association With Stereovision Entertainment, Inc. and Proud Mary Entertainment,” the placement of which is subject to discretion of GRB, but which shall appear in the same location as any other like credit.

GRB to receive the following credits:

          A)     Executive Producer Credit: GRB shall have the right to name two executive producers for credit.

          B)     Supervising Producer Credit: GRB shall have the right to name one supervising producer for credit.

          C)     Corporate Credit: GRB shall receive a corporate credit and/or corporate logo credit substantially in the form “Produced by GRB Entertainment”.

          D)     Other: As the production entity for the Project, GRB shall have other lower-end credits as customarily provided in end credits within the television industry for production services.

Annual Increases	WOW to receive annual increases proportionate to any seasonal / cyclical network budgetary increases and tied to GRB’s increases.
Approvals

Owner to have the sole creative approval on talent, costumes, and creative wrestling issues (e.g. winning, losing, theme music). Mutual approval rights on all other creative; however, in the event of any disagreement between the parties, GRB’s decision shall control.

Ownership

Should the Project be set up during the Term, the copyright to the Project shall be between Owner and GRB consistent with the percentages allocated in the contingent compensation paragraph above. Subject only to the above merchandising rights, GRB to control worldwide distribution and exploitation rights in all media and in perpetuity with revenues disbursed pursuant to the AGR definition referenced above. Notwithstanding the above, the parties recognize the possibility that a purchasing third party may require such ownership as a part of their network agreement.

For purposes of clarification, the parties recognize that “WOW - Women Of Wrestling” is a previously established entertainment wresting franchise, and the television rights to such franchise is the only element of the copyright to such franchise to be conveyed to GRB, subject to the merchandising rights as defined within the Contingent Compensation clause above.

Other

Each party represents and warrants that its contributions are and shall be original to them (except to the extent that such contribution(s) are legally in the public domain), that each has the right to enter into this agreement, and that each will indemnify the other for breaches of such representations and warranties.

Upon agreement of these material terms, GRB shall memorialize such terms, together with those additional terms and provisions as are customary in the industry and not inconsistent with the provisions hereof, into a deal memorandum for formal execution by the parties.

Subject to network approval, GRB shall provide good faith efforts to utilize WOW’s pre-existing theme and other music associated with the Project. Should such music not be utilized, GRB shall provide good faith efforts to have WOW compose new music for the Project but which shall also be subject to network approval. All ownership of such music should it be utilized shall remain with WOW, subject to the respective license for such to the Project.